Exhibit 10.2

CONSENT UNDER CREDIT AGREEMENT

THIS CONSENT UNDER CREDIT AGREEMENT (this “Consent”) is made as of May 1, 2017, by and among (i) ASTRONOVA, INC., a Rhode Island corporation (the “U.S. Borrower or the “Company”) and ANI APS, a Danish private limited liability company (the “Danish Borrower”) (collectively, the “Borrowers”), (ii) BANK OF AMERICA, N.A., as the Lender, and (iii) the Guarantors party thereto from time to time (the “Guarantors”).

WHEREAS, the Borrowers, the Lender and the Guarantors are parties to that certain Credit Agreement dated as of February 28, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company has received a request from the Trustee of the Albert W. Ondis Declaration of Trust for the Company to repurchase Equity Interests in the Company held by the Albert W. Ondis Declaration of Trust consisting of 826,305 shares of common voting stock of the Company for a purchase price of $13.60 per share, and the Company believes it is in the best interests of the Company and its Subsidiaries to consummate such repurchase and desires to do so on or prior to May 3, 2017 (such share repurchase, upon such terms, conditions and timing, being referred to herein as the “Ondis Share Repurchase”); and

WHEREAS, under Section 7.06(f) of the Credit Agreement, the Company may repurchase Qualified Equity Interests of the Company, provided, among other things, it is in Pro Forma Compliance with the financial covenants set forth in Section 7.11 and provided the aggregate amount of all such repurchases in any fiscal year does not exceed $5,000,000. The Borrowers are requesting that the Lender consent to an increase in such aggregate amount to $12,000,000 for the fiscal year ending January 31, 2018 solely in order to accomplish the Ondis Share Repurchase.

WHEREAS, under the definition of Consolidated Fixed Charge Coverage Ratio, Restricted Payments paid in cash during the relevant Measurement Period are deducted from Consolidated EBITDA in the numerator. The Borrowers are requesting that the aggregate amount up to a maximum of $12,000,000 paid by the Company for the Ondis Share Repurchase be excluded from such Restricted Payment deduction in any Measurement Period that includes the fiscal quarter ending July 29, 2017, but only through and including the Measurement Period ending January 31, 2018, so that such aggregate amount will not reduce Consolidated EBITDA in the numerator of Consolidated Fixed Charge Coverage Ratio with respect to such Measurement Periods; and

WHEREAS, the Borrowers have requested that the Lender consent to such increase in the share repurchase basket to accomplish the Ondis Share Repurchase and to the foregoing treatment of the repurchase payment in the Consolidated Fixed Charge Coverage Ratio, subject to the terms and conditions as hereinafter set forth.

NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. Except as otherwise defined herein, all capitalized terms used in this Consent shall have the identical meanings given to such terms in the Credit Agreement.

2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 3 below, the Lender hereby agrees as follows:

(a) Solely for purposes of the Ondis Share Repurchase, the aggregate amount for Qualified Equity Interest repurchases under Section 7.06(f) of the Credit Agreement to be paid in the fiscal year ending January 31, 2018 is increased from $5,000,000 to $12,000,000; provided such Ondis Share Repurchase is made pursuant to the terms, conditions and timing described herein and all other conditions set forth in Section 7.06(f) with respect to such Qualified Equity Interest repurchase (including without limitation Pro Forma Compliance with financial covenants set forth in Section 7.11 and no Default before and after giving effect thereto). The Borrowers agree that no other Qualified Equity Interest purchases shall be allowed under Section 7.06(f) in such fiscal year, if the Ondis Share Repurchase is consummated.

(b) For purposes of calculation of the Consolidated Fixed Charge Coverage Ratio, the aggregate amount paid in cash for the Ondis Share Repurchase on or prior to May 3, 2017 shall not be included in the amount of Restricted Payments deducted from Consolidated EBITDA in the numerator of the Consolidated Fixed Charge Coverage Ratio with respect to any Measurement Period that includes the fiscal quarter ending July 29, 2017, but only through and including the Measurement Period ending January 31, 2018.

This is a limited consent, which shall be effective only with respect to the specific facts set forth above. This limited consent shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or to prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with any of the Loan Documents.

3. Representations and Warranties. Each of the Loan Parties hereby represents, warrants and confirms that:

(a) Representations and Warranties in the Credit Agreement. The representations and warranties of the Borrowers and the other Loan Parties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the Effective Date as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations were true and correct in all material respects as of such date; provided if any such representation and warranty is qualified by “materiality” or “Material Adverse Effect”, in which case, it shall be true and correct in all respects subject to the materiality qualifications contained therein).

(b) Defaults. Immediately before and after giving effect to the consent set forth in Section 2 hereof, no Default exists.

(c) Authorization. The execution, delivery and performance by each Loan Party of this Consent and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary action on the part of each Loan Party; (ii) do not violate, conflict with or cause a default under any applicable law or regulation, any term or provision of the organizational documents of any Loan Party or any term or provision of any material agreement binding on any Loan Party or any of its assets, and (iii) do not require any consent, waiver or approval of or by any Person which has not been obtained.

4. Conditions to Effectiveness. The effectiveness of this Consent (the “Effective Date”) shall be conditioned upon the satisfaction of the following conditions precedent:

(a) The Lender shall have received from each party hereto a counterpart of this Consent duly executed on behalf of such party.

(b) The Lender shall have received such other documents, certificates, information and consents as the Lender shall reasonably request in connection herewith.

5. Ratification and Confirmation. The Loan Parties hereby ratify and confirm all of the terms and provisions of the Credit Agreement and the other Loan Documents and agree that, except as expressly consented to herein, all of such terms and provisions remain in full force and effect. Without limiting the generality of the foregoing, (a) the Loan Parties hereby ratify and confirm the grant by the Loan Parties of the liens and security interests in the Collateral in favor of the Secured Parties, pursuant to the Credit Agreement and the other Loan Documents and (b) the Guarantors hereby consent and agree to the terms of this Consent and ratify and confirm their respective obligations under the guaranties by the Guarantors set forth in Article IX of the Credit Agreement, which guaranties shall remain in full force and effect and be unaffected hereby.

6. Miscellaneous.

(a) This Consent may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed signature page of this Consent by facsimile or electronic transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

(b) This Consent shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) The Loan Parties agree to pay, in accordance with Section 10.04 of the Credit Agreement, reasonable out-of-pocket expenses, including reasonable legal fees and disbursements incurred by the Lender in connection with this Consent and the transactions contemplated hereby.

*Signatures on following pages*

IN WITNESS WHEREOF, the undersigned parties have caused this Consent under Credit Agreement to be executed under seal by their respective duly authorized officers as of the date first above written.

BORROWERS AND GUARANTORS:

ASTRONOVA, INC.

By:	/s/ John P. Jordan
Name: John P. Jordan
Title: Vice President, Chief Financial Officer and Treasurer

ANI APS

By:	/s/ Gregory A. Woods
Name: Gregory A. Woods
Title: Chief Executive Officer and Chairman of the Board

TROJANLABEL APS

By:	/s/ Gregory A. Woods
Name: Gregory A. Woods
Title: Chairman of the Board

(signatures continued on next page)

[Signature Page to Consent under Credit Agreement]

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Michael M. Dwyer
Name: Michael M. Dwyer
Title: Senior Vice President

[Signature Page to Consent under Credit Agreement]